EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES SEPTEMBER CASH DISTRIBUTION

Dallas, Texas, September 19, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.188580 per unit, payable on October 15, 2003, to unitholders of record on September 30, 2003. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions:

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)

Current Month	24,700	204,000	$28.79	$5.49

Prior Month	20,200	202,000	$29.27	$5.07

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis

Assistant Vice President

Bank of America, N.A.

Toll Free—877/228-5084

www.crosstimberstrust.com